Exhibit 10.4

Execution Version

SECOND AMENDMENT TO SUBLEASE

This SECOND AMENDMENT TO SUBLEASE (this "Second Amendment") is entered into this 22nd day of September 2020, by and between KASOWITZ BENSON TORRES LLP, a New York limited liability partnership, formerly known as Kasowitz, Benson, Torres & Friedman LLP ("Sublandlord"), and DELCATH SYSTEMS INC., a Delaware limited liability company ("Subtenant").

WHEREAS, Sublandlord and Subtenant have entered into that certain Sublease, dated as of March 23, 2016 (the "Original Sublease"), as amended by that certain First Amendment to Sublease, dated September 24, 2018 (the "First Amendment"; the Original Sublease together with the First Amendment, as amended by this Second Amendment, is referred to herein as the "Sublease"), pursuant to which Sublandlord has subleased to Subtenant certain premises consisting of approximately 6,877 square feet of rentable area comprising a portion of the 22nd floor (the "Premises") of the building located at 1633 Broadway, New York, New York 10019 (the "Building");

WHEREAS, pursuant to the First Amendment, Sublandlord and Subtenant amended the Original Sublease to, among other things, extend the term of the Sublease to February 28, 2021 (the "Extended Expiration Date"), on the terms and conditions hereinafter set forth; and

WHEREAS, Sublandlord and Subtenant desire to further amend the Sublease to, among other things, extend the term of the Sublease to February 28, 2023 (the "Second Extended Expiration Date"), on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant, intending to be legally bound, hereby agree as follows:

1.Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Second Amendment and made a part hereof by this reference.

2.Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Original Sublease, unless otherwise defined herein.

3.Term. The Term is hereby extended to, and shall expire on, February 28, 2023, unless extended or earlier terminated in accordance with the terms of the Sublease. Accordingly, the Expiration Date under the Sublease shall be deemed to be February 28, 2023. Notwithstanding anything contained herein or in the Sublease to the contrary, the Renewal Option shall remain in full force and effect, except that all references to the "Initial Expiration Date" therein shall be deemed to mean the "Second Extended Expiration Date".

4.Fixed Rent. Subtenant shall pay to Sublandlord Fixed Rent for the Premises during the period commencing on March 1, 2021 and expiring on the Expiration Date as follows :

Period	Fixed Rent per rsf	Monthly Fixed Rent	Annual Fixed Rent
03/01/21 – 02/28/23	$59.00	$33,811.92	$405,743.00

Execution Version

The Fixed Rent payable by Subtenant pursuant to the terms of this Section 4 shall be paid by Subtenant in accordance with the terms and provisions of the Original Sublease, as modified  by this Second Amendment.

5.Notice.Paragraph 14(a) of the Original Sublease is hereby amended by deleting Sublandlord's addresses for notices therein and inserting the following in lieu thereof:

"If to Sublandlord (in two (2) separate envelopes):

Kasowitz Benson Torres LLP 1633 Broadway

New York, New York 10019

Attention: Alan Capilupi

with a copy to:

Kasowitz Benson Torres LLP 1633 Broadway

New York, New York 10019 Attention: Mitchell R. Schrage, Esq."

6.Brokers. Subtenant warrants and represents that Subtenant has had no dealings with any real estate broker, agent or finder in connection with this Second Amendment except for Savills, Inc. ("Tenant's Broker") and Douglas Elliman Commercial, LLC ("Landlord's Broker", and together with Tenant's Broker, collectively, the "Brokers"), and Subtenant agrees  to indemnify and to hold Sublandlord harmless from any loss, claim or damage Sublandlord may  sustain  or incur arising out of any claim by any other broker, agent or finder claiming to have dealt with Subtenant for fees or commissions in connection with this Second Amendment. Sublandlord warrants and represents that Sublandlord has had no dealings with any real estate broker, agent or finder in connection with this Second Amendment except for the Brokers, and Sublandlord agrees to indemnify and hold Subtenant harmless from any loss, claim or damage Subtenant  may sustain or incur arising out of any claim by any other broker, agent or finder for fees or commissions in connection with this Second Amendment. Sublandlord shall pay the Brokers a commission in connection with this Second Amendment pursuant to separate agreement.

7.Ratification. Except as expressly amended by this Second Amendment, all other terms, conditions and provisions of the Sublease are hereby ratified and confirmed and shall continue in full force and effect.

8.Representations. Subtenant hereby represents and warrants to Sublandlord that Subtenant has full power and authority to execute and perform this Second Amendment, and has taken all action necessary to authorize the execution and performance of this Second Amendment. Sublandlord hereby represents and warrants to Subtenant that Sublandlord has full power and authority to execute and perform this Second Amendment, and has taken all action necessary to authorize the execution and performance of this Second Amendment.

9.Consent of Overlandlord. Sublandlord shall use its reasonable efforts to obtain from Overlandlord written consent hereto (an "Amendment Consent"). This Second Amendment shall have no effect unless and until Overlandlord shall have delivered an executed Amendment Consent in accordance with the terms of the Overlease and any conditions precedent with respect thereto have been satisfied or waived. If Overlandlord refuses to consent to this Second Amendment, this Second Amendment shall be deemed null and void and of no effect.

10.Miscellaneous. This Second Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to the restrictions on assignment set forth in the Original Sublease), (ii) shall be governed by and construed in accordance with the laws of the State of New York (without regard to provisions regarding conflict of laws), and (iii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Facsimile or .pdf signatures shall be deemed to be and shall have the same force and effect as original signatures. This Second Amendment contains and embodies the entire agreement of the parties hereto with respect to the matters set forth herein, and supersedes and revokes any and all negotiations, arrangements, letters of intent, representations, inducements or other agreements, oral or in writing with respect to such matters. No representations, inducements or agreements, oral or in writing, between the parties with respect to such matters, unless contained in this Second Amendment, shall be of any force or effect.

[SIGNATURE PAGE TO FOLLOW)

Execution Version

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Second Amendment to Sublease as of the day and year first above written.

SUBLANDLORD:

KASOWITZ BENSON TORRES LLP,
a New York limited liability partnership

By:	/s/ Mitchell R. Schrage
Name:	Mitchell R. Schrage
Title:	Partner

[signatures continue on next page]

[Signature Page - Second Amendment to Sublease]

TENANT:

DELCATH SYSTEMS, INC.,

By:	/s/ John Purpura
Name:	John Purpura
Title:	Interim CEO, EVP, Global Head of Operations

[Signature Page - Second Amendment to Sublease]